UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street, No. 200 High Point, North Carolina		27260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2018, Stanley Furniture Company, Inc., a Delaware corporation (the “Company”), and Churchill Downs LLC, a Delaware limited liability company (“Buyer”), entered into a First Amendment (the “First Amendment”) to the Asset Purchase Agreement, dated as of November 20, 2017 (the “Agreement”), by and between the Company and Buyer , pursuant to which the Company has agreed to sell substantially all of its assets to Buyer and Buyer has agreed to acquire such assets and assume substantially all liabilities of the Company as specified in the Agreement as amended (the “Asset Sale”). As previously disclosed, Buyer was formed by Walter Blocker, Chairman of Vietnam Trade Alliance in Ho Chi Minh City, Vietnam, to acquire the Company’s assets.

The First Amendment amends the consideration for the Asset Sale to provide for Buyer to (i) pay to the Company cash consideration (the “Cash Consideration”) in an amount equal to at least $7 million, consisting of $3.5 million plus the amount of the proceeds available at closing under the Secured Loan Facility (defined below), (ii) enter into a subordinated secured promissory note payable to the Company in a principal amount equal to the difference between $18,369,000 and the amount of the Cash Consideration (the “Note”), (iii) assume substantially all of the liabilities of the Company as specified in the Agreement, and (iv) cause Walter Blocker to transfer a 5% equity interest (the “Equity Consideration”) in Churchill Downs Holdings Ltd., a British Virgin Islands business company (“Holdings”) pursuant to the Shareholders Agreement (as defined below).

In connection with the execution of the Agreement in November 2017, Buyer delivered $750,000 (the “Escrowed Funds”) into escrow to serve as a deposit towards the Cash Consideration or to fund the termination fee payable to the Company under certain circumstances as described in more detail below. Buyer intends to fund the remaining Cash Consideration through a combination of debt financing (the “Debt Financing”) under a senior secured credit facility provided by North Mill Capital LLC (the “Lender”) and equity financing (the “Equity Financing”) described below from Endurance Capital Vietnam 1 Ltd. (“Endurance”) and Walter Blocker.

On January 18, 2018, Buyer entered into a loan and security agreement with the Lender (the “Secured Loan Facility”) to provide the Debt Financing. In connection with the First Amendment and the Secured Loan Facility, Walter Blocker created a Delaware holding company, Churchill Downs Intermediate Holdings LLC, a Delaware limited liability company (the “Parent”) and transferred all the membership interests in Buyer to Parent. Pursuant to the Shareholders Agreement, Mr. Blocker will transfer all of the membership interests in Parent to Holdings in connection with closing of the Asset Sale (the “Closing”).

On January 22, 2018, Mr. Blocker, Endurance and the Company entered into an Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) relating to Holdings pursuant to which $2,250,000 will be contributed to Buyer in connection with the contribution of the ownership interests of Parent to Holdings at Closing in order to fund a portion of the Cash Consideration. The Shareholders Agreement also provides for the transfer by Mr. Blocker of the Equity Consideration to the Seller at Closing and provides the Seller certain rights with respect to the Equity Consideration. In connection with the First Amendment, Mr. Blocker also agreed to provide $500,000 in equity financing to fund a portion of the Cash Consideration by making a $500,000 capital contribution to Parent, which amount will be contributed to Buyer in connection with the Closing.

The First Amendment revises the specified assets to be retained by the Company to provide for the Company to (1) retain the Company’s cash at Closing, including at least $631,000 in restricted cash reflected on the Company’s balance sheet, and (2) retain a split dollar life insurance policy for a former executive officer and related collateral assignment providing for repayment at death of premiums paid by the Company (currently $465,000). In addition, the First Amendment revises the specified liabilities to be retained to provide for the Company to retain the Separation Agreement with the Company’s former President and Chief Executive Officer, Glenn Prillaman, rather than the Company’s Change in Control Protection Agreement with Mr. Prillaman and to retain certain worker’s compensation claims associated with the Company’s restricted cash.

The First Amendment amends the Note to provide that Parent, rather than Holdings, will guarantee the Note. The Parent will also guarantee the Secured Loan Facility. The First Amendment also provides that the principal amount of the Note will be increased or decreased to the extent the Company’s cash at Closing is more or less than $631,000. The Note will be subordinated to the Secured Loan Facility pursuant to an Intercreditor and Debt Subordination Agreement to be entered into between the Company and the Lender at the Closing.

The First Amendment also provides the Company with a go-shop period during which it will actively solicit alternative proposals from third parties for 14 days following January 22, 2018, concluding at 11:59 p.m. on February 5, 2018 and permitting the Company to continue discussions for an additional 16 days with any party submitting a proposal by that time if the Company’s board of directors determines that proposal could reasonably be expected to lead to a superior proposal (as defined in the agreement) without financing conditions. The First Amendment also provides for the Company to pay a termination fee of $375,000, rather than $750,000, if it terminates the Agreement in connection with a proposal the Company’s board of directors determines to be a superior proposal during the go-shop period. There can be no assurance that this process will result in a superior proposal. The Company does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision with respect to terminating the Agreement or changing its recommendation in connection with a superior proposal.

The First Amendment amends the termination provisions of the Agreement to provide that the Agreement may be terminated by either party if the Closing has not occurred by March 15, 2018, subject to extension in certain specified circumstances. The First Amendment amends the closing conditions in the Agreement to delete the closing condition that no material adverse effect (as defined in the Agreement) has occurred since the date of the Agreement.

Except as specifically provided in the First Amendment, the Agreement remains in full force and effect without any other amendments or modifications.

If the Agreement is terminated in certain circumstances, including in the event of the failure of Buyer to close on financing to fund at least $7 million for the Cash Consideration, Buyer has agreed to pay the Company a termination fee in the amount of $750,000, which fee will be satisfied by the Escrowed Funds being released to the Company.

The Agreement as amended, Asset Sale and other transactions contemplated by the Agreement as amended are subject to approval by the Company’s stockholders. In addition to the receipt of the approval of the Company’s stockholders, each party’s obligation to consummate the Asset Sale is conditioned upon certain other customary closing conditions, including the accuracy of the other party’s representations and warranties as of Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Agreement, the delivery of certain documentation by the other party, and the absence of any injunction or other legal prohibitions preventing consummation of the Asset Sale.

The foregoing description of the First Amendment, Agreement as amended, Asset Sale and other transactions contemplated by the Agreement as amended, does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The First Amendment has been included as an exhibit hereto solely to provide investors with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company. The representations, warranties and covenants contained in the First Amendment and the Agreement were made only for purposes of the First Amendment and the Agreement as of the dates specified therein and solely for the benefit of the parties to the First Amendment and the Agreement. In addition, the representations, warranties and covenants contained in the First Amendment and the Agreement may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the First Amendment and the Agreement, including, in the case of the Company, being qualified by confidential disclosure schedules made for the purpose of allocating contractual risk amongst the parties as opposed to establishing such matters as facts, and may further be subject to certain standards of materiality applicable to the parties that differ from those applicable to investors. As a result, investors should not rely on the representations, warranties and covenants included in the First Amendment and the Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company and its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the First Amendment or the Agreement, which subsequent information may or may not be fully reflected in public disclosures. Further, the First Amendment and the Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the transactions contemplated by the First Amendment and the Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Agreement as amended, as well as in the other filings that the Company makes with the Securities and Exchange Commission.

Item 2.02     Results of Operations and Financial Condition.

On January 23, 2018, the Company issued a press release announcing preliminary fourth quarter net sales and net loss. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, an inability to complete the proposed transaction due to a failure to obtain the approval of the Company’s stockholders or a failure by Buyer to obtain sufficient financing to fund the cash consideration, the occurrence of events that negatively impact the Company’s liquidity in such a way as to limit or eliminate the Company’s ability to use proceeds from the transaction to fund a repurchase program or pay a special dividend, or an inability on the part of the Company to identify a suitable business to acquire or develop with the proceeds of the transaction, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission (“SEC”), including its periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement speaks only as of the date of this report and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed a preliminary proxy statement, and intends to file a revised preliminary proxy statement, with the SEC and intends to file with the SEC and furnish to the Company’s stockholders a definitive proxy statement and other relevant documents pertaining to the proposed transaction. Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Stockholders of the Company may obtain the proxy statement and other relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanley Furniture Company, Inc., 200 North Hamilton Street, No. 200, High Point, North Carolina 27260, Attn: Anita W. Wimmer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed by the Company with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, and in its definitive proxy statement filed with the SEC on Schedule 14A on April 13, 2017.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

2.1	First Amendment to Asset Purchase Agreement, dated as of January 22, 2018, by and between Churchill Downs, LLC and Stanley Furniture Company, Inc.*

99.1	Press release dated January 23, 2018.

*

Certain schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and/or exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: January 23, 2018	By: /s/ Anita W. Wimmer
Anita W. Wimmer Vice President of Finance (Principal Financial and Accounting Officer)

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